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EXHIBIT 5 - OPINION RE: LEGALITY

                                  Tracy R. Neal
                                 Attorney at Law
                         11400 National Blvd., Suite 113
                          Los Angeles, California 90064

May 4, 2003

EDULINK, INC.
201 Wilshire Boulevard
Second Floor
Santa Monica, California  90401

Gentlemen,

I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by EDULINK, INC. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 200,000,000 shares of the Common Stock of the Company (the "Shares") pursuant to the 2003 Stock Compensation Plan.

As counsel for the Company, I have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by and Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the Company in respect to any matter, which comes to my attention hereafter.

Cordially,

/s/ Tracy R. Neal, Esq.
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Tracy R. Neal, Esq.


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